Exhibit (c)(22)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee GP LLC Discussion Materials of the Board of Directors of Arkose June 6, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Gol dman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a produ ct of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies name d herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solic itation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Conflicts Committee of Board of Directors of Arkose GP LLC (the “Committee"), the general partner of Arkose GP LP (the "Company"), in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Table of Contents I. Discussion Materials Appendix A: Appendix B: Cost of Capital Valuation Materials 3

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY I. Discussion Materials

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Summary of Key Terms and Conditions

INVESTMENT BANKING DIVISION

Description of Transactions

Midstream Transaction

- GP converts into Delaware C-Corp
- GP acquires all outstanding units of Midstream in 100% stock transaction at a fixed exchange ratio of [•]x
- Taxable transaction to Midstream unitholders
  - — Basis step up, combined with the step-up from Series B transaction, expected to fully shield the pro forma company from cash taxes through 2021, with minimal (<$20mm) cash taxes in 2022
- Distribution coverage held constant between status quo and pro forma in 2019 and 2022
  - — In 2018, one-time reduction in coverage ratio, from 1.28x to 1.10x (Subject to board approval), resulting in an increase in distributions to mitigate dilution to legacy Arkose Midstream unitholders

Settlement of Series B Profit Interests in IDR LLC

- Series B units of IDR LLC exchanged at Transaction Announcement for 18.5mm shares of GP
- Conditioned on completion of the Midstream transaction

Proposed Shareholder / Unitholder Votes

- Majority of public unaffiliated shareholders of GP and Midstream to vote separately to approve transaction

Consideration to Midstream

Illustrative Exchange Ratio	1.60 x	1.80 x
GP Share Price	$ 19.51	$ 19.51
Implied Midstream Unit Price	$ 31.22	$ 35.12

Pro Forma Shares Outstanding

GP Shares	186.19	186.19
Midstream Units	187.03	187.03
(+) Midstream LTIP	1.03	1.03
Midstream Fully Diluted Units	188.06	188.06
(x) Exchange Ratio	1.60 x	1.80 x
Shares to Midstream	300.89	338.51
GP Shares to Series B	18.50	18.50
Pro Forma Shares Outstanding	505.58	543.20

Pro Forma Ownership

GP Share Holders	36.8 %	34.3 %
Midstream Unitholders	59.5	62.3
Series B Unitholders	3.7	3.4

Source: Arkose Midstream and Arkose GP 2017 1Q 10-Qs and Bloomberg market data as of 04-Jun-2018

Discussion Materials

5

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Sources and Uses and Pro Forma Capitalization 1.6 x Exch. Ratio to Midstream | 18.5mm Shares To Series B Unitholders Sources Uses Midstream Existing Balance Sheet Cash RCF Draw for Settlement of Series B Units $ 9 0 Purchase of Midstream Equity Settlement of Series B Units Cash to Balance Sheet $ 5,870 361 23 GP Existing Balance Sheet Cash Issuance of New Equity to Midstream Issuance of New Equity to Series B Unitholders $ 14 5,870 361 Capitalization Status Quo Pro Forma x LTM $ EBITDA x LTM $ EBITDA Consolidated Arkose Midstream (Midstream + GP) Cash RCF Borrowings 5.375% Senior Notes $ 23 660 650 $ 23 660 650 Consolidated Liquidity Profile Consolidated Cash and Cash Equivalents (+) RCF Availability (-) RCF Borrowings $ 23 1,500 (660) $ 23 1,500 (660) Source: Arkose Midstream and Arkose GP 1Q2018 10-Qs, filed 25-Apr-2018, Bloomberg market data as of 04-Jun-2018 6 Discussion Materials LTM Adj. EBITDA$ 571 Total Consolidated Liquidity$ 863$ 863 Total Debt$ 1,3102.3 x$ 1,3102.3 x Net Debt1,2872.31,2872.3 Total Uses$ 6,255 Total Sources$ 6,255

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Arkose Simplified Ownership Structure

INVESTMENT BANKING

Pending Final Transaction Steps / Structure

Status Quo



Management and Sponsors
100% Membership Interests
AMGP GP LLC ("General Partner")
Public
67% LP Interest
Non-Economic General Partner Interest
33% LP Interest
Common Shares (27% Interest)
Arkose Midstream GP LP ("GP")
Series B Unitholders
Series A Units (Capital Interests)
Series B Units (Profits Interests)
Arkose Midstream Partners GP LLC ("AMP GP")
Arkose IDR Holdings LLC ("IDR LLC")
Non Economic General Partner Interest
100% Incentive Distribution Rights
Arkose Upstream
Public
Common Units (53% LP interest)
Common Units (47% LP interest)
Arkose Midstream Partners ("Midstream")

Pro Forma[1]



Management and Sponsors
Legacy GP Public
Legacy Midstream Public
Arkose Upstream
Former Series B Unitholders
Common Stock
Common Stock
Arkose Midstream GP Inc ("GP")
GP Converted from Delaware Limited Partnership to Delaware C-Corp
Arkose Midstream Partners ("Midstream")

Source: Status Quo Arkose Management Project Francis Due Diligence Materials dated 14-Mar-2018, Vinson & Elkins "Arkose Simplification – Structure Charts" dated 21-Mar-2018

Discussion Materials 7

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary Ownership Impact Midstream Midstream Public Investor Base 1.6x Exchange Ratio Management & Board 1% Management & Board 12% Invests in Midstream Only 19% Sponsors 14% Public 43% Public 46% Upstream 53% Invests in Midstream + GP 81% Upstream 31% GP GP Public Investor Base 1.8 x Exchange Ratio Management & Board 11% Management & Board 22% Invests in GP Only 36% Sponsors 13% Public 41% Public 43% Invests in Midstream + GP 64% Sponsors 37% Upstream 33% Source: Arkose Midstream and Arkose GP 2017 10-K, 1Q2018 10-Q, Form 4 &5 filings, and Thomson Discussion Materials 8 Pro Forma Status Quo

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Summary Term Sheet Exchange of Series B Units into GP Common Shares Summary of Key Terms and Conditions Distribution Amount] Discussion Materials 9 Existing Security Series B Units, as defined in the LLC Agreement of Arkose IDR Holdings LLC Current Issued 98,600 Series B Units Exchange Consideration GP common shares received in a taxable transaction Exchange Shares [Fixed at 18.5mm GP common shares] Effective Date The date of the closing of a merger of Arkose GP and Arkose Midstream Distribution Rights Same as other holders of GP common shares Arrearages [Immediate payment in cash upon vesting to holders of the Series B Units of the Unvested Reallocated Voting Rights Same as other holders of GP common shares Vesting [One-third vested upon exchange; two-thirds vest on same schedule as Series B Units] Subordination None Transferability [Not transferable for three years after the Effective Date] Conditions Exchange of Series B Units into GP common shares conditioned on closing of a merger of Arkose GP and Arkose Midstream All Series B Units exchanged Definitive Documentation Pending

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Relative Stock Price Performance Indexed Arkose Family | 5 Trading Day VWAP Basis Year-to-Date Since Special Committee 20% 20% 15% 15% 10% 10% 5% 5% 0% 0% (5)% (5)% (10)% (10)% (15)% (15)% (20)% (20)% (25)% (25)% Dec-2017 Feb-2018 Apr-2018 Jun-2018 Feb-2018 Apr-2018 Jun-2018 Source: Bloomberg market data as of 04-Jun-2018 Discussion Materials 10 GP (3)% Upstream 1 % Midstream 5 % GP 1 % Upstream (1)% Midstream 13% 18-Jan-2018 Analyst Day 26-Feb-2018 Special Committee Formation 29-Jan-2018 Upstream Strategic Review

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream Since GP IPO | 03-May-2017 / GP Exchange Ratio 2.00x 1.90x 1.80x 1.70x 1.60x 1.60 x 1.50x 1.40x 1.30x 1.20x May-2017 Sep-2017 Jan-2018 Jun-2018 Midstream / GP Source: Bloomberg market data as of 04-Jun-2018 11 Discussion Materials Exchange Ratio 26-Feb-2018 Special Committee Formation

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream / GP Exchange Ratio – Illustrative Ownership Expression Since GP IPO | 5 Trading Day VWAP Basis 64% 63% 62% 61% 61% 60% 59% 59% 58% 57% 56% 55% 54% May-2017 Sep-2017 @ Continuous Series B Conversion² Jan-2018 @ 18.5mm Series B Conversion Jun-2018 Source: Company filings and press releases, Bloomberg market data as of 04-Jun-2018 1 Since 1-Jun-2017 , the 21st day of public trading. 2 Continuous Series B Conversion assumes 6% Series B take on Standalone GP Market Cap above $2.0bn and on a 20-Day VWAP basis. Discussion Materials 12 % Ownership to Midstream e IPO¹ 60% 59 % Average Ownership 30 Trading 60 Trading 90 Trading Days Days Days YTD Sinc Continuous Conversion 60% 61% 60% 60% 18.5mm Conversion 59% 59% 58% 58% 26-Feb-2018 Special Committee Formation

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Implied Premiums and Illustrative Ownership Impact at Various Exchange Ratios 30 Trading-Day VWAP Last close Shares Issued for Midstream¹ 282 298 301 320 339 357 376 Metrics Current Last Close 30-Trading Day VWAP Midstream GP (6)% (5) (1)% (0) 0% 1 6% 7 13% 14 19% 20 25% 26 $ 31.20 28.41 $ 19.51 17.94 At 23-Feb-2018 (Committee Formation) Last Close 30-Trading Day VWAP 9% 5 15% 11 16% 12 23% 19 30% 26 38% 33 45% 41 $ 26.49 29.44 $ 19.19 20.68 At 26-Jan-2018 (Year-to-Date GP High) Last Close 30-Trading Day VWAP (0)% (1) 5% 4 6% 5 13% 12 20% 19 26% 25 33% 32 $ 33.13 32.91 $ 22.02 21.74 Pro Forma Ownership SQ Metric Illustrative Shares to Former Series B Shareholders² Former Midstream Unit Holders Midstream Public³ Upstream 19 4 4 4 4 3 3 3 89 99 27% 30 28% 31 28% 31 29% 32 30% 33 30% 33 31% 34 Total Fully Diluted Shares Outstanding Source: Arkose Midstream and GP 2017 10-Ks and Bloomberg market data as of 04-Jun-2018 487 502 505 524 543 562 581 1 Includes ~1mm units under Midstream’s LTIP and ~187mm common units outstanding. 2 Illustrative number based on Series B settlement at 18.5mm fixed shares. 3 Includes ~1mm units under Midstream’s LTIP. 13 Discussion Materials Total Former Midstream Unitholders18858%59%60%61%62%64%65 % GP Current Shareholders18638%37%37%36%34%33%32 % Illustrative Exchange Ratios (Midstream / GP)1.50 x1.58 x1.60 x1.70 x1.80 x1.90 x2.00 x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Precedent Premia Analysis

INVESTMENT BANKING DIVISION

Midstream Simplification Transactions | Last Five Years

Announcement Date	Target	Acquirer	Consideration Mix	Taxable?	Premia Paid[1] 1 Day	Premia Paid[1] 30 Trading Day VWAP
Parent to LP Merger						
7-Feb-18	Tallgrass Energy Partners, LP[2]	Tallgrass Energy GP, LP	Stock	Yes	6 %	3 %
8-Feb-18	NuStar GP Holdings	NuStar Energy	Stock	No	2	0
2-Jan-18	Archrock Partners, LP	Archrock, Inc.	Stock	Yes	23	28
1-Feb-17	ONEOK Partners	ONEOK, Inc.	Stock	Yes	26	22
31-May-16	RoseRock Midstream	Semgroup Corporation	Stock	Yes	0	27
3-Nov-15	Targa Resources Partners LP	Targa Resources Corp.	Stock	Yes	18	16
6-May-15	Crestwood Midstream Partners LP	Crestwood Equity Partners LP	Stock	No	17	20
10-Aug-14	Kinder Morgan Partners	Kinder Morgan, Inc.	Mix	Yes	12	10
10-Aug-14	El Paso Pipeline Partners	Kinder Morgan	Mix	Yes	15	10
10-Aug-14	Kinder Morgan Management, LLC	Kinder Morgan, Inc.	Stock	Yes	17	18
LP Buy-In						
17-May-18	Williams Partners L.P.	The Williams Companies, Inc.	Stock	Yes	6	13
2-Jun-17	World Point Terminals, LP	World Point Terminals Inc.	Cash	Yes	1	2
18-May-17	PennTex Midstream Partners	Energy Transfer Partners	Cash	Yes	18	20
2-Mar-17	VTTI Energy Partners	Vitol / Buckeye Partners	Cash	Yes	6	7
26-Sep-16	Columbia Pipeline Partners	TransCanada	Cash	Yes	11	17
27-Aug-13	PAA Natural Gas Storage	Plains All American Pipeline	Stock	No	7	4
12-Aug-13	Pioneer Southwest Energy Partners	Pioneer Natural Resources	Stock	Yes	1	7
		High			26 %	28 %
		Median			11	13
		Mean			11	13
		Low			0	0
Pending Publicly Announced LP Buy Ins*						
17-May-18	Spectra Energy Partners, LP	Enbridge Inc.	Stock	Yes	0	(2)
17-May-18	Enbridge Energy Partners, L.P.	Enbridge Inc.	Stock	Yes	0	2
17-May-18	Enbridge Energy Management, L.L.C.	Enbridge Inc.	Stock	No	0	3
17-May-18	Enbridge Income Fund Holdings Inc.	Enbridge Inc.	Stock	No	5	5
17-May-18	Cheniere Energy Partners LP Holdings, LLC	Cheniere Energy, Inc.	Stock	No	1	2

Source: Company filings and press releases, CapIQ, Bloomberg

[1] *For the all stock transactions, the 1-Day Premia paid is based on the Offer price based on acquirer stock price on the day prior to announcement effected for the exchange ratio offered to the target compared with the target's market price on the day prior to announcement. The 30 Trading Day VWAP Premia Paid is calculated using the 30 Trading Day VWAP of the target as calculated on the day prior to the announcement of the target. The premia also include cash consideration on a per share basis when applicable.*

[2] *Based on implied exchange ratio calculated as of announcement date of structural alternatives (07-Feb-2018).*

Discussion Materials 14

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Accretion / (Dilution Analysis) GP Pro Forma DCF / Share Acc. (Dil.) GP Pro Forma DPS Acc. (Dil.) Cumulative 2H 18 - 22 2H 18 - 20 2H 2018 2019 2020 2021 2022 2H 2018 2019 2020 2021 2022 Acc. (Dil.) (%) Acc. (Dil.) ($) 1.5 x 1.6 1.7 1.8 1.9 2.0 96% 88 82 75 70 64 50% 45 40 35 30 26 36% 31 27 22 18 14 30% 25 21 17 13 9 24% 20 16 12 8 5 35% 30 26 21 17 13 $ 1.22 1.08 0.96 0.83 0.72 0.62 Midstream PF LP DCF / Unit Acc. (Dil.) Midstream Pro Forma DPU Acc. (Dil.) Cumulative 2H 18 - 22 2H 18 - 20 2H 2018 2019 2020 2021 2022 2H 2018 2019 2020 2021 2022 Acc. (Dil.) (%) Acc. (Dil.) ($) 1.5 x 1.6 1.7 1.8 1.9 2.0 (2)% 1 3 6 8 10 (9)% (7) (5) (3) (1) 1 (4)% (1) 1 3 5 7 (1)% 2 4 7 9 11 1% 4 7 9 11 13 (2)% 0 3 5 7 9 $(0.34) (0.19) (0.04) 0.09 0.21 0.32 Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018 Note: Pro forma analysis assumes 1.1x coverage ratio in 2018 and 2019-2022 coverage ratios held constant to current standalone forecasts. Assumes 18.5mm shares issued to Series B. 15 Discussion Materials (10)% (5)% (2)% 1% 2% (8) (2) 1 3 5 (5) 0 4 6 7 (3) 3 6 8 10 (1) 5 8 10 12 1 7 10 13 14 Exchange Ratio Projection Year Projection Year Midstream Perspective 115% 98% 59% 44% 31% 107 90 53 39 26 100 83 48 34 22 93 77 43 29 18 86 71 38 25 14 80 66 33 21 10 Exchange Ratio Projection Year Projection Year GP Perspective

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary of Financial Midstream Valuations Analyses Comparable Companies DPS / DPU Yield 2019E Assumes 2019E yield range of 9.0% - 4.8% 2020E Assumes 2020E yield range of 10.4% - 5.8 % Price / LP DCF 2019E Assumes 2019E multiple range of 9.1 x - 14.9 x 2020E Assumes 2020E multiple range of 8.6 x - 13.6 x EV / EBITDA 2019E Assumes 2019E multiple range of 9.1 x - 13.9 x 2020E Assumes 2020E multiple range of 7.6 x - 12.9 x Precedent Transactions 30-Trading Day VWAP: $ 28.41 Current Price: $ 31.20 $ 24.57 $ 45.76 $ 27.49 $ 49.08 $ 25.09 8 $ 27.86 4.23 $ 25.08 4 $ 26.03 $ 47.23 Premiums Paid - 1 Day Trading Premium Assumes Range of 0% - 26 % Premium Premiums Paid - 30 Trading Day VWAP Assumes Range of 0% - 28 % Premium $ 31.20 $ 28.49 Intrinsic Value $ 44.06 $ 73.19 Dividend Discount Analysis Based on 1.5% - 3.0% PGR and 8.0% - 10.0% Cost of Equity $ 34.2 $ 51.28 Present Value of Future Share Price Assumes Range of 7.0% - 8.0 % NTM Yield based on 2019E - 2020E Public Information $ 31.00 $ 49.00 Analyst Price Target Range $ 24.20 52-Week Stock Price Range Low date of 09-Apr-2018 & high date of 03-Aug-2017 Source: Arkose Projections, company filings, and Bloomberg market data as of 04-Jun-2018 16 Discussion Materials $ 40.9 $ 4 $ 40.3 2 $ 39.26 $ 36.28 $ 35.10

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative GP / Midstream Contribution Analysis

INVESTMENT BANKING DIVISION

($ in millions)

		IDR LLC Distributions to		Midstream Distributions To		■ IDR LLC ■ Midstream	GP Buys Midstream
		Series A	Series B	IDR LLC	LP Unitholders	Ratio of Cash Distributions	Exchange Ratio To Midstream[1]
Status Quo Cash Distributions to Equity (Midstream and IDR LLC)	FY 2018E			$ 143	$ 320	31 % / 69 %	2.28 x
	FY 2019E			236	414	36 % / 64 %	1.79
	FY 2020E			355	533	40 % / 60 %	1.53
	FY 2021E			462	640	42 % / 58 %	1.41
	FY 2022E			589	767	43 % / 57 %	1.33

		Arkose GP Common Shares	IDR LLC - Series B Series B		Midstream LP Unitholders	Ratio of Cash Distributions	Exchange Ratio To Midstream
Status Quo Cash Distributions to Equity (Midstream, IDR LLC, and GP)	FY 2018E	$ 100	$ 7		$ 320	25 % / 75 %	3.14 x
	FY 2019E	165	12		414	30 % / 70 %	2.45
	FY 2020E	249	20		533	34 % / 66 %	2.10
	FY 2021E	324	26		640	35 % / 65 %	1.94
	FY 2022E	413	34		767	37 % / 63 %	1.82

		Arkose GP Common Shares			Midstream LP Unitholders	Ratio of Cash Distributions
DDM[2]	Equivalent PGR	$ 5,228			$ 9,947	34 % / 66 %
	+50 Bps PGR for GP	5,579			9,947	36 % / 64 %

Source: Arkose Projections

[1] Calculated assuming fixed 18.5mm shares issued to retire Series B units and exchange ratio to Midstream required to set GP's pro forma ownership equal to its portion of cash distributions.

[2] Equivalent PGR DDM assumes 2.0% PGR and a 9% discount rate for both Midstream and GP. Secondary case assumes 2.5% PGR for GP and 2.0% for Midstream. All cases exclude Series B value.

Discussion Materials 17

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative DDM-Implied Value Prices Uplift vs. Market Implied Midstream Value ($ / Unit) Implied GP Value ($ / share) 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 8.0% 8.5 9.0 9.5 10.0 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 8.0% 8.5 9.0 9.5 10.0 Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018 Note: Pro forma analysis assumes 1.1x coverage ratio in 2018 and 2019-2022 coverage ratios held constant to current standalone forecasts. 18 Discussion Materials 58% 69% 83% 99% 46 56 67 81 36 44 54 65 27 34 42 52 19 25 32 40 86% 100% 116% 135% 73 84 97 113 61 70 82 95 50 59 68 79 41 48 57 66 Cost of Equity Upside to Current Share Price Upside to Current Unit Price $ 30.77 $ 33.03 $ 35.70 $ 38.91 28.45 30.36 32.59 35.23 26.45 28.08 29.96 32.16 24.69 26.10 27.71 29.57 23.15 24.37 25.76 27.35 $ 58.17 $ 62.34 $ 67.27 $ 73.19 53.88 57.41 61.53 66.39 50.17 53.19 56.66 60.72 46.92 49.53 52.50 55.93 44.06 46.33 48.89 51.83 Cost of Equity Perpetuity Growth Rate Perpetuity Growth Rate

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Determining Arkose's Overall Status Quo Yield

($ in millions, except per share / unit data)

INVESTMENT BANKING DIVISION

Calculation of Combined Equity Value

Basic Midstream Units	187
(x) Midstream Unit Price	$ 31.20
Midstream Basic Equity Value	$5,835
GP Shares	186
(x) GP Share Price	$ 19.51
GP Equity Value	$3,633
Arkose Midstream Total Basic Equity Value (Incl. Series B)	$9,558

Calculation of Equity Yield

	2018E	2019E	2020E
Midstream LP DPU	$ 1.72	$ 2.21	$ 2.85
Implied Yield	5.5 %	7.1 %	9.1 %
Y.o.Y. Dist. Growth	29 %	29 %	29 %
'18-'20E CAGR	29 %		
GP DPS	$ 0.54	$ 0.89	$ 1.34
Implied Yield	2.8 %	4.5 %	6.9 %
Y.o.Y. Dist. Growth[1]	163 %	65 %	51 %
'18-'20E CAGR	58 %		
Blended Status Quo Family Multiples / Yields			
Distributable Cash Flow[2]	$ 558	$ 796	$ 950
Distributed Cash[3]	427	591	802
Implied Equity Value / Total DCF	17.1 x	12.0 x	10.1 x
Implied Distribution Yield	4.5 %	6.2 %	8.4 %
Y.o.Y. Dist. Growth[4]	47 %	38 %	36 %
Pro Forma Distributable Cash	$ 594	$ 854	$ 1,036
Y.o.Y. Dist. Growth	NA	44 %	21 %
'18-'20E CAGR	32 %		
Pro Forma Distributed Cash[5]	$ 540	$ 649	$ 889
Y.o.Y. Dist. Growth	NA	20 %	37 %
'18-'20E CAGR	28 %		

Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018
Note: Share counts based on 2017 Midstream and GP 10-K.
[1] Based on 2017A DPS of $0.20
[2] Based on GP status quo market cap and status quo Series B conversion.
[3] Based on total DCF at Midstream, excluding taxes at GP.
[4] 2017 total distributions based on actual LP distributions and IDR cash flows adjusted for Series B take, G&A, and taxes at GP to approximate total distributions if GP had been public on 1-Jan-2017.
[5] Pro forma growth rates assuming 1.1x coverage in 2018.

Discussion Materials 19

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary Present Value of Future Price Share / Unit 1.6x Exchange Ratio 1.8x Exchange Ratio $ 33.03 $ 30.96 $ 30.78 $ 30.96 $ 26.36 $ 28.32 $ 33.03 $ 30.9$6 25.63 $ 27.05 $ 27.05 $ 27.05 $ 28.32 $ 25.63 $ 22.29 $ 2$5.263.80 $ 20.72 $ 17.92 $ 23.80 $ 22.29 $ 22.29 $ 22.16 $ 20.72 $ 20.72 $ 17.92 $ 17.92 YE 2019 YE 2020 YE 2021 YE 2019 YE 2020 YE 2021 YE 2019 YE 2020 YE 2021 S.Q. GP @ 6.0% Yield S.Q. GP @ 7.0% Yield P.F. GP @ 7.0% Yield Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018 Note: Pro forma analysis assumes 1.1x coverage ratio in 2018 and 2019-2022 coverage ratios held constant to current standalone forecasts. Discussion Materials 20 Current GP DPS Yield: 2019: 4.5% 2020: 6.9% 2021: 9.4%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary Give-Gets Analysis Status Quo P.F. @ 1.6 x P.F. @ 1.8 x Status Quo P.F. @ 1.6 x P.F. @ 1.8 x Low Value High Value Source: Arkose Projections Note: Pro forma yield based on blended 2019 and 2020 Midstream and GP status quo yields. Note: Pro forma DDM does not include value of tax attributes beyond the forecast period 1 Low DDM values calculated using a 1.5% PGR and a 10% discount rate. High values calculated using a 3.0% PGR and a 8% discount rate . 2 Low value calculated as 2019E dividend capitalized at a 7.0% and 7.5 % for status quo and pro forma respectively. High value calculated as 2021E dividend capitalized at a 6.0% and 7.5% yield for status quo and pro forma respectively. Analysis assumes 9% cost of equity Discussion Materials 21 $ 30.96 $ 35.20 $ 32.80 $ 22.33 $ 20.79 $ 17.92 For pro forma DDM and PV of FSP analyses please see pages 41-44 Based on PV of FSP-Implied Value2 $ 36.49 $ 23.15 $ 24.06 $ 22.35 Pro forma analysis does not include: A) Any value of tax synergies beyond management’s guidance period B) Potential Lower cost of capital post transaction Based on DDM-Implied Value1 $ 38.91$ 39.29

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Combined Market Capitalization

($ in millions)

INVESTMENT BANKING DIVISION



Historical Combined Market Cap | Since 1-Jun-2017
$ 11,000
$ 10,000
$ 9,000
$ 8,000
$ 7,000
$ in millions
Jun-2017
Sep-2017
Jan-2018
May-2018
Combined Market Cap
$ 9,558
GP Peak Implied
$ 9,307
Committee Annc.
$ 8,804
YTD Combined Market Cap
$ 11,000
$ 10,000
$ 9,000
$ 8,000
$ 7,000
$ in millions
Jan-2018
Feb-2018
Apr-2018
May-2018
Combined Market Cap
$ 9,558
GP Peak Implied
$ 9,307
Committee Annc.
$ 8,804
GP Market Cap (+) Midstream Market Cap (+) Illustrative Series B Value

Source: Company filings, Bloomberg market data as of 04-Jun-2018

Note: 1-Jun-2017 represents 21st day of public trading. Historical market cap does not include Midstream LTIP. The GP Peak Implied combined market cap is calculated by indexing the combined Arkose market cap from 26-Jan-2018 to the present based on the performance of the Alerian MLP index since that date. The Committee Announced implied market cap is calculated using the same methodology since 23-Feb-2018.

Discussion Materials 22

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Analysis at Various Equity Values Pro Forma Arkose GP + Midstream Broker Median Total Equity Value: $11,761 % Uplift from Current Equity Value¹ Net Debt 0% 1,287 5% 1,287 10% 1,287 15% 1,287 20% 1,287 30% 1,287 40% 1,287 50% 1,287 60% 1,287 75% 1,287 High Growth Arkose Peer Blended¹ Median Comps EV / EBITDA 2018 2019 2020 Metric EQT $ 730 989 1,222 15.5 x 11.5 16.2 x 11.9 16.8 x 12.4 10.0 17.5 x 12.9 10.4 20.1 x 14.8 12.0 21.4 x 15.8 22.7 x 16.8 13.6 24.7 x 18.2 14.7 11.2 Price / DCF 2018 2019 2020 Metric Shell $ 594 854 1,036 19.3 x 13.4 11.1 20.9 x 22.5 x 15.7 12.9 24.1 x 16.8 25.8 x 17.9 14.8 28.2 x 19.6 16.1 9.2 9.7 10.1 10.6 12.0 Distribution Yield 2018 2019 2020 Metric Noble $ 540 649 889 5.6% 6.8 9.3 5.4% 6.5 8.9 5.1% 4.9% 5.9 3.8% 4.5 6.2 3.5% 4.2 3.2% 3.9 5.3 5.7 7.7 5.2 7.2 6.6 Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018 Note: Analysis assumes 18.5mm shares issued to Series B. 1 Arkose status quo equity value and blended multiples/yields calculated based on combined Midstream basic equity value (excludes LTIP), market implied Series B value, and GP equity value; DCF and total distributions net of cash taxes and SG&A at GP. 23 Discussion Materials 5.8 6.2 8.5 8.1 4.5% 6.2 8.4 7.3% 7.6 8.2 4.0% 4.8 5.8 4.7% 4.3% 4.0% 4.9 13.8 14.6 17.1 x 12.0 10.1 12.4 x 10.8 9.8 18.0 x 14.9 13.6 16.1 x 16.9 x 11.8 17.7 x 18.5 x 12.3 12.9 11.2 12.8 14.9 x 11.0 8.9 13.1 x 10.6 9.5 18.8 x 13.9 12.9 18.8 x 13.9 14.9 x 11.0 8.9 9.3 9.7 Illustrative Enterprise Value $ 10,845 $ 11,323 $ 11,801 $ 12,279 $ 12,757 $ 13,713 $ 14,669 $ 15,625 $ 16,581 $ 18,014 Implied Equity Value $ 9,558 $ 10,036 $ 10,514 $ 10,992 $ 11,470 $ 12,426 $ 13,381 $ 14,337 $ 15,293 $ 16,727

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Pro Forma Trading At Various Total Equity Values Broker Median: $11,761 % Upside from Current NA 5% 10% 15% 20% 30% 40% 50% 60% 75 % Implied 2019E Total Yield 6.8% 6.5% 6.2% 5.9% 5.7% 5.2% 4.9% 4.5% 4.2% 3.9% 1.5 x 1.6 1.7 1.8 1.9 2.0 1.5 x 1.6 1.7 1.8 1.9 2.0 Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018 Note: Analysis assumes 18.5mm shares issued to Series B. 1 Arkose status quo equity value based on combined Midstream basic equity value (excludes LTIP), market implied Series B value, and GP equity value. 24 Discussion Materials $ 29.45 / (6)% $ 30.93 / (1)% $ 32.40 / 4% $ 33.87 / 9% $ 35.34 / 13% $ 38.29 / 23% $ 41.23 / 32% $ 44.18 / 42% $ 47.13 / 51% $ 51.54 / 65% $ 30.25 / (3)% $ 30.99 / (1)% $ 31.76 / 2% $ 33.27 / 7% $ 34.79 / 11% $ 36.30 / 16% $ 39.32 / 26% $ 42.35 / 36% $ 45.37 / 45% $ 48.40 / 55% $ 52.93 / 70% $ 32.54 / 4% $ 34.08 / 9% $ 35.63 / 14% $ 37.18 / 19% $ 40.28 / 29% $ 43.38 / 39% $ 46.48 / 49% $ 49.58 / 59% $ 54.23 / 74% $ 31.67 / 2% $ 33.26 / 7% $ 34.84 / 12% $ 36.42 / 17% $ 38.01 / 22% $ 41.18 / 32% $ 44.34 / 42% $ 47.51 / 52% $ 50.68 / 62% $ 55.43 / 78% $ 32.31 / 4% $ 33.93 / 9% $ 35.55 / 14% $ 37.16 / 19% $ 38.78 / 24% $ 42.01 / 35% $ 45.24 / 45% $ 48.47 / 55% $ 51.70 / 66% $ 56.55 / 81% $ 32.91 / 5% $ 34.56 / 11% $ 36.20 / 16% $ 37.85 / 21% $ 39.50 / 27% $ 42.79 / 37% $ 46.08 / 48% $ 49.37 / 58% $ 52.66 / 69% $ 57.60 / 85 % Exhange Ratio to Midstream Midstream Perspective $ 19.64 / 1% $ 20.62 / 6% $ 21.60 / 11% $ 22.58 / 16% $ 23.56 / 21% $ 25.53 / 31% $ 27.49 / 41% $ 29.45 / 51% $ 31.42 / 61% $ 34.36 / 76% $ 18.91 / (3)% $ 19.85 / 2% $ 20.80 / 7% $ 21.74 / 11% $ 22.69 / 16% $ 24.58 / 26% $ 26.47 / 36% $ 28.36 / 45% $ 30.25 / 55% $ 33.08 / 70% $ 18.23 / (7)% $ 19.14 / (2)% $ 20.05 / 3% $ 20.96 / 7% $ 21.87 / 12% $ 23.70 / 21% $ 25.52 / 31% $ 27.34 / 40% $ 29.16 / 49% $ 31.90 / 63% $ 17.60 / (10)% $ 18.48 / (5)% $ 19.36 / (1)% $ 17.01 / (13)% $ 17.86 / (8)% $ 18.71 / (4)% $ 20.24 / 4% $ 21.12 / 8% $ 22.88 / 17% $ 24.63 / 26% $ 26.39 / 35% $ 28.15 / 44% $ 30.79 / 58% $ 19.56 / 0% $ 20.41 / 5% $ 22.11 / 13% $ 23.81 / 22% $ 25.51 / 31% $ 27.21 / 39% $ 29.76 / 53% $ 16.46 / (16)% $ 17.28 / (11)% $ 18.10 / (7)% $ 18.93 / (3)% $ 19.75 / 1% $ 21.39 / 10% $ 23.04 / 18% $ 24.69 / 27% $ 26.33 / 35% $ 28.80 / 48 % Exhange Ratio to Midstream GP Perspective Implied PF Equity Value $ 9,558 $ 10,036 $ 10,514 $ 10,992 $ 11,470 $ 12,426 $ 13,381 $ 14,337 $ 15,293 $ 16,727 Current ’19E Total Equity Yield: 6.2% Current Prices: $19.51 (GP) $31.20 (Midstream)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Public Midstream Comparable Peers

DPU Yield

INVESTMENT BANKING DIVISION


2018E DPU Yield
Median: 7.3 %
4.0 % Noble Midstream
5.5 % Arkose Midstream[1] (IBES)
5.5 % Arkose Midstream[1] (Management)
6.5 % Shell Midstream
6.8 % Hess Midstream
7.1 % Crestwood
7.3 % CNX Midstream
7.3 % Western Gas
7.4 % Enable Midstream
7.5 % Targa Resources
7.5 % DCP Midstream
7.8 % EQT Midstream[2]
8.8 % EnLink Midstream
2019E DPU Yield
Median: 7.5 %
4.8 % Noble Midstream
7.1 % Arkose Midstream[1] (IBES)
7.1 % Arkose Midstream[1] (Management)
7.4 % Crestwood
7.5 % Targa Resources
7.5 % Shell Midstream
7.5 % DCP Midstream
7.6 % Enable Midstream
7.8 % Hess Midstream
7.8 % Western Gas
8.4 % CNX Midstream
8.8 % EnLink Midstream
9.0 % EQT Midstream[2]
2020E DPU Yield
Median: 8.2 %
5.8 % Noble Midstream
7.5 % Targa Resources
7.7 % DCP Midstream
7.8 % Enable Midstream
7.8 % Crestwood
8.2 % Western Gas
8.2 % Shell Midstream
8.9 % Hess Midstream
9.0 % EnLink Midstream
9.0 % Arkose Midstream[1] (IBES)
9.1 % Arkose Midstream[1] (Management)
9.6 % CNX Midstream
10.4 % EQT Midstream[2]
'18-'20E DPU CAGR
20 %
0 %
1 %
3 %
5 %
6 %
12 %
15 %
1 %
28 %
29 %
15%
15 %

Source: Wall street research and Bloomberg market data as of 04-Jun-2018

[1] Source: Arkose Projections, latest publicly available financial statements, IBES/Wall Street research, and Bloomberg market data as of 04-Jun-2018. Projected EBITDA, LP DCF, and DPS are sourced from Arkose Projections in the Arkose management case; IBES case follows the same methodology as peers; GP Adjusted Market Cap calculated by adding Implied GP Value to Adjusted Equity Market Cap. [2] EQM pro forma for the simplifying transaction announced on 25-Apr-2018.

Discussion Materials

25

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix A: Cost of Capital

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Weighted Average Cost of Equity Analysis

Midstream and GP

INVESTMENT BANKING DIVISION

Midpoint of Cost of Equity Range

Risk Free Rate	2.9 %
Midpoint of Beta Range	1.07
Equity Risk Premium	5.4 %
Cost of Equity	8.7 %

Cost of Equity Sensitivity Analysis

Equity Beta	Risk Free Rate 2.6 %	2.8 %	2.9 %	3.2 %	3.4 %
0.81	7.0 %	7.2 %	7.3 %	7.6 %	7.8 %
0.90	7.5	7.7	7.8	8.1	8.3
1.00	8.0	8.2	8.3	8.6	8.8
1.07	8.4	8.6	8.7	9.0	9.2
1.20	9.1	9.3	9.4	9.7	9.9
1.30	9.6	9.8	10.0	10.2	10.4
1.37	10.0	10.2	10.3	10.6	10.8

GP vs. MLP Historical Beta Comparison

GP / MLP	GP Beta	MLP	Δ Beta	Implied Arkose GP Beta
ENLC / ENLK	0.90	1.13	(0.23)	1.00
EQGP / EQM	0.95	0.81	0.13	1.37
ETE / ETP	0.89	1.22	(0.33)	0.90
WGP / WES	0.91	1.03	(0.11)	1.12
High				1.37
Low				0.90

High and low implied Arkose GP beta used approximate bookends for equity beta range

Source: Arkose Management, Company filings and press releases, Axioma Historical Betas, Duff and Phelps, and Bloomberg market data as of 04-Jun-2018
Note: Two year historical Levered Beta per Axioma. Risk Free Rate represents yield of 30-year U.S. Government Treasury Notes with 20 years remaining life. Equity Risk Premium per Duff & Phelps. Midpoint of beta range calculated as the median between midstream beta, 1.23, and median of GP betas, 0.91. Implied Arkose GP beta calculated as midstream beta minus the delta in the peer family beta.

Cost of Capital

27

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Midstream Historical & Predicted Beta Last Two Years | Based on Midstream’s Market Performance 1.80 1.70 1.60 1.50 1.40 1.30 1.23x 1.20 1.10 1.00 0.94x 0.90 0.80 Jun-2016 Oct-2016 Feb-2017 Jun-2017 Oct-2017 Feb-2018 Jun-2018 Historical Beta Predicted Beta Source: Axioma as of 04-Jun-2018 28 Cost of Capital Beta 1.44 x 1.02 x 26-Feb-2018 Special Committee Formation

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Weighted Average Cost of Capital Analysis

$ in millions

INVESTMENT BANKING DIVISION

Company	Historical Equity Beta	Predicted Beta	Basic Shares	Share Price	Basic Market Cap	Debt	Cash	Debt / Cap	Cash / Cap
Midstream	**1.23**	**0.94**	**187**	**$ 31.20**	**$ 5,835**	**$ 1,310**	**$ 9**	**18.4 %**	**0.1 %**
Selected Comparable Companies									
CNXM	0.77	0.89	64	$ 18.77	$ 1,194	$ 678	$ 2	36.2 %	0.1 %
CEQP	0.78	0.93	71	33.90	2,415	1,469	7	37.9	0.2
DCP	0.75	0.94	150	41.45	6,226	4,664	2	42.8	0.0
ENBL	0.79	0.93	433	17.15	7,427	3,639	60	33.1	0.5
ENLK	1.13	0.98	350	17.76	6,220	3,839	17	38.2	0.2
EQM	0.81	1.05	120	57.87	6,970	2,955	9	29.8	0.1
HESM	0.97	0.95	55	20.83	1,137	0	38	0.0	3.4
NBLX	0.91	0.91	40	54.25	2,152	435	25	17.0	1.0
SHLX	1.05	1.00	224	22.80	5,103	871	185	15.0	3.2
TRGP	0.61	0.99	219	48.71	10,691	5,364	220	33.9	1.4
WES	1.03	0.95	153	52.14	7,957	4,176	521	36.0	4.5
High	**1.13**	**1.05**			**$ 10,691**	**$ 5,364**	**$ 521**	**42.8 %**	**4.5 %**
Mean	**0.87**	**0.96**			**5,227**	**2,554**	**99**	**29.1**	**1.3**
Median	**0.81**	**0.95**			**6,220**	**2,955**	**25**	**33.9**	**0.5**
Low	**0.61**	**0.89**			**1,137**	**0**	**2**	**0.0**	**0.0**

Company	Historical Equity Beta	Predicted Beta	Basic Shares	Share Price	Basic Market Cap	Debt	Cash	Debt / Cap	Cash / Cap
GP	**-**	**-**	**186**	**$ 19.51**	**$ 3,633**	**$ 0**	**$ 2**	**0.0 %**	**0.1 %**
Selected Comparable Companies									
ENLC	0.90	0.98	181	$ 18.25	$ 3,304	$ 0	$ 0	0.0 %	0.0 %
EQGP	0.95	0.98	302	25.15	7,607	0	0	0.0	0.0
ETE [1]	0.89	0.70	1,079	16.92	18,259	6,752	3	27.0	0.0
WGP	0.91	0.89	219	38.12	8,346	28	2	0.3	0.0
High	**0.95**	**0.98**			**$ 18,259**	**$ 6,752**	**$ 3**	**27.0 %**	**0.0 %**
Mean	**0.91**	**0.89**			**9,379**	**1,695**	**1**	**6.8**	**0.0**
Median	**0.91**	**0.93**			**7,976**	**14**	**1**	**0.2**	**0.0**
Low	**0.89**	**0.70**			**3,304**	**0**	**0**	**0.0**	**0.0**

GP vs. MLP Historical Beta Comparison				Implied Arkose
GP / MLP	**GP Beta**	**MLP**	**Δ Beta**	**GP Beta**
ENLC / ENLK	0.90	1.13	(0.23)	1.00
EQGP / EQM	0.95	0.81	0.13	1.37
ETE / ETP	0.89	1.22	(0.33)	0.90
WGP / WES	0.91	1.03	(0.11)	1.12

Source: Management, public filings, Axioma Historical Betas, Duff and Phelps, and Bloomberg market data as of 04-Jun-2018

Note: Assumes risk free rate of 2.9%, market risk premium of 5.4%, pre-tax cost of debt for Midstream of 5.5% and tax rate of 0%; GP Historical Equity Beta based on Peer Median.

[1] ETE beta reflects unlevered beta.

Cost of Capital 29

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix B: Valuation Materials

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY YTD Stock Price Performance Arkose Absolute Price and AMZ Indexed Prices | Indexed based on GP Peak (26-Jan-2018) and Day Prior to Special Committee Formation (23-Feb-2018) Midstream GP $ 34.00 $ 24.00 $ 32.00 $ 31.20 $ 22.00 $ 30.00 $ 29.65 $ 20.00 $ 19.70 $ 19.59 $ 19.51 $ 28.00 $ 27.04 $ 26.00 $ 18.00 $ 24.00 $ 16.00 $ 22.00 $ 20.00 $ 14.00 Jan-2018 Feb-2018 Apr-2018 Jun-2018 Jan-2018 Feb-2018 Apr-2018 Jun-2018 Absolute Price AMZ Indexed (26-Jan) AMZ Indexed (23-Feb) Source: Bloomberg market data as of 04-Jun-2018 Valuation Materials 31

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Research Analyst Views

INVESTMENT BANKING DIVISION

Midstream and GP

($ in millions, except per share and unit data)

		Midstream			GP			
Date	Firm	Rating	Price Target	Target Upside from Current	Rating	Price Target	Target Upside from Current	Implied Total Basic Equity Value
17-May-18	JPM	Buy	$ 34.00	9%	Buy	$ 22.00	13%	$ 10,456
3-May-18	Wells Fargo*	Strong Buy	36.00	15	Buy	24.00	23	11,202
3-May-18	Ladenburg Thalmann	Strong Buy	41.00	31	Strong Buy	26.00	33	12,510
27-Apr-18	MUFG	Buy	40.00	28	Buy	28.00	44	12,695
9-Apr-18	Baird*	Buy	49.00	57	Buy	26.00	33	14,006
9-Apr-18	GS	Buy	31.00	(1)	Buy	20.00	3	9,522
19-Feb-18	Seaport	Buy	37.00	19	Buy	26.00	33	11,761
17-Feb-18	Stifel Nicolaus	Strong Buy	37.00	19	–	–	–	–
15-Feb-18	Raymond James	Strong Buy	36.00	15	Strong Buy	27.00	38	11,761
14-Feb-18	Guggenheim	Buy	40.00	28	–	–	–	–
14-Feb-18	Barclays	Buy	37.00	19	–	–	–	–
31-Jan-18	CS	Buy	35.00	12	Hold	21.00	8	10,456
29-Jan-18	Scotia Howard Weil	Buy	40.00	28	Hold	24.00	23	11,950
18-Aug-17	Janney Montgomery Scott	Buy	41.00	31	–	–	–	–
–	Tudor Pickering	Buy	38.00	22	–	22.00	13	11,204
High			**$ 49.00**	**57%**		**$ 28.00**	**44%**	**$ 14,006**
Mean			**38.13**	**22**		**24.18**	**24**	**11,593**
Median			**37.00**	**19**		**24.00**	**23**	**11,761**
Low			**31.00**	**(1)**		**20.00**	**3**	**9,522**

Source: Bloomberg, IBES and Wall Street research as of 04-Jun-2018

** Denotes brokers that value Series B units. Baird Midstream price target based on assumed 1.88x exchange ratio and GP target price.*

Valuation Materials

32

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Comparable Company Analysis Midstream ($ in millions, except per unit amounts) Comparable Companies Implied Value of Midstream Unit Arkose Financial Metric Low Valuation High Valuation Low Valuation High Valuation Calendar Year Statistic Mean Median Mean Median Dividend / Distribution Yield 2019 Distribution Yield $ 2.21 2020 Distribution Yield $ 2.85 Price / LP DCF 2019E LP DCF $ 2.76 2020E LP DCF $ 3.24 EV / EBITDA 2019E EBITDA $ 989 2020E EBITDA $ 1,222 Premiums Paid Analysis 1 Day Prior Close $ 31.20 30-Trading Day VWAP $ 28.41 Source: IBES, Wall Street research, and Bloomberg market data as of 04-Jun-2018 33 Valuation Materials $ 28.49$ 32.18$ 32.01$ 36.28 0.3%13.3%12.7%27.7% $ 31.20$ 34.62$ 34.67$ 39.26 0.0%11.0%11.1%25.8% $ 26.03$ 35.56$ 33.64$ 47.23 7.6 x10.0 x9.5 x12.9 x $ 25.08$ 31.56$ 29.91$ 40.34 9.1 x11.1 x10.6 x13.9 x $ 27.86$ 33.15$ 31.79$ 44.23 8.6 x10.2 x9.8 x13.6 x $ 25.09$ 30.74$ 29.81$ 40.98 9.1 x11.2 x10.8 x14.9 x $ 27.49$ 34.46$ 34.80$ 49.08 10.4%8.3%8.2%5.8% $ 24.57$ 28.93$ 29.16$ 45.76 9.0%7.6%7.6%4.8%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs | INVESTMENT BANKING DIVISION

Public Company Trading

Midstream Comparable Companies

($ in millions, except per share / unit values)

Company	% of 52 Week High	Adj. Equity Market Cap	Implied GP Value[1]	GP Adj. Market Cap[3]	GP Adj. Enterprise Value	EV / EBITDA Multiples 2018E	EV / EBITDA Multiples 2019E	EV / EBITDA Multiples 2020E	18E-20E EBITDA CAGR	Price / LP DCF 2018E	Price / LP DCF 2019E	Price / LP DCF 2020E	18E-20E DCF CAGR	DPU Yield 2018E	DPU Yield 2019E	DPU Yield 2020E	18E-20E DPU CAGR	LTM Leverage
Arkose Midstream[2] (Management)	89 %	$ 5,867	$ 3,723	$ 9,590	$ 10,892	14.9 x	11.0 x	8.9 x	29 %	15.1 x	11.3 x	9.6 x	21 %	5.5 %	7.1 %	9.1 %	29 %	2.5 x
Arkose Midstream[2] (IBES)	89	5,867	3,723	9,590	10,883	15.2	11.5	9.1	29	15.0	12.3	10.3	21	5.5	7.1	9.0	28	2.5
CNX Midstream	87	1,194	211	1,405	2,081	12.7	9.1	7.6	29	12.1	10.6	9.5	13	7.3	8.4	9.6	15	5.0
Crestwood	99	2,415	0	2,415	4,668	11.3	10.3	9.4	10	11.1	10.1	9.8	7	7.1	7.4	7.8	5	3.7
DCP Midstream	97	6,226	2,166	8,393	13,585	12.3	10.5	9.5	14	12.4	10.4	9.8	12	7.5	7.5	7.7	1	4.6
Enable Midstream	99	7,427	0	7,427	11,379	11.1	10.6	10.5	3	11.1	10.8	10.1	5	7.4	7.6	7.8	3	3.9
EnLink Midstream	96	6,220	1,732	7,952	13,623	13.7	13.0	12.3	6	10.9	10.9	10.5	2	8.8	8.8	9.0	1	4.4
EQT Midstream[4]	73	6,970	6,344	13,315	16,261	18.8	13.9	12.9	21	10.7	9.1	8.6	12	7.8	9.0	10.4	15	4.3
Hess Midstream	88	1,137	33	1,170	1,133	NM	NM	NM	27	12.8	11.2	9.7	15	6.8	7.8	8.9	15	0.0
Noble Midstream	94	2,152	0	2,660	3,070	NM	NM	NM	37	13.9	12.3	10.7	14	4.0	4.8	5.8	20	2.5
Shell Midstream	73	5,103	2,151	7,254	7,963	13.1	9.5	7.8	30	18.0	14.9	13.6	15	6.5	7.5	8.2	12	4.3
Targa Resources	94	10,815	0	10,815	17,056	13.1	11.0	9.1	8	13.1	10.8	8.8	22	7.5	7.5	7.5	0	4.7
Western Gas	91	7,957	5,732	13,689	17,406	14.3	12.3	11.0	14	13.0	11.7	11.3	7	7.3	7.8	8.2	6	4.2
High	99 %	$ 10,815	$ 6,344	$ 13,689	$ 17,406	18.8 x	13.9 x	12.9 x	37.3 %	18.0 x	14.9 x	13.6 x	22 %	8.8 %	9.0 %	10.4 %	20 %	5.0 x
Mean	90	5,238	1,670	6,954	9,839	13.4	11.1	10.0	18	12.6	11.2	10.2	11	7.1	7.6	8.3	8	3.8
Median	94	6,220	211	7,427	11,379	13.1	10.6	9.5	14	12.4	10.8	9.8	12	7.3	7.6	8.2	6	4.3
Low	73	1,137	0	1,170	1,133	11.1	9.1	7.6	3	10.7	9.1	8.6	2	4.0	4.8	5.8	0	0.0

Sources: IBES, latest publicly available financial statements, and Bloomberg market data as of 04-Jun-2018. Projected EBITDA and DPS are based on IBES median estimates; projected LP DCF calculated based on median of brokers who provide LP DCF and/or total DCF and LP units outstanding. All research estimates have been calendarized to December.

[1] Implied GP Value calculated based on market cap of LP grossed up by the percentage of cash distributions attributable to IDRs for private GPs and based on market-implied IDR value for MLPs with public GPs. [2] Source: Arkose Projections, latest publicly available financial statements, IBES/Wall Street research, and Bloomberg market data as of 04-Jun-2018. Projected EBITDA, LP DCF, and DPS are based on Arkose Projections in the Arkose management case; IBES case follows the same methodology as peers (defined in footnote 3). [3] GP Adjusted Market Cap calculated by adding Implied GP Value to Adjusted Equity Market Cap. [4] EQM pro forma for the simplifying transaction announced on 25-Apr-2018.

Valuation Materials 34

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Arkose Midstream Discounted Distributions Analysis Status Quo – Midstream Standalone | ($ in millions, except per share data) Assumptions Illustrative Discounted Cash Flow Implied value as of 6/30/2018 Midstream Status Quo 2H 2018 2019 2020 2021 2022 LP DPU YoY Growth Perpetuity Growth Rate $ 0.91 $ 2.21 142.9% $ 2.85 29.0% $ 3.42 20.0% $ 4.10 19.9% 2.00 % Discounted using mid-year convention Perpetuity growth rate of 2.0% Equity Discount Rate 9.0 % Ke of 9.0% Implied Terminal NTM Yield 6.7 % Implied Midstream Value ($ / Unit) Implied Tot. Midstream Value ($mm) Implied Terminal Yield 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 8.0% 8.0% 8.0% 8.5 8.5 8.5 9.0 9.0 9.0 9.5 9.5 9.5 10.0 10.0 10.0 Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018 Valuation Materials 35 6.3% 5.8% 5.3% 4.8% 6.7 6.2 5.8 5.3 7.2 6.7 6.2 5.7 7.6 7.2 6.7 6.2 8.1 7.6 7.2 6.7 Midstream Cost of Equity $ 10,880 $ 11,660 $ 12,582 $ 13,689 10,078 10,738 11,507 12,417 9,384 9,947 10,598 11,357 8,776 9,263 9,819 10,461 8,241 8,665 9,145 9,694 Midstream Cost of Equity $ 58.17 $ 62.34 $ 67.27 $ 73.19 53.88 57.41 61.53 66.39 50.17 53.19 56.66 60.72 46.92 49.53 52.50 55.93 44.06 46.33 48.89 51.83 Midstream Cost of Equity Perpetuity Growth Rate Perpetuity Growth Rate Perpetuity Growth Rate Implied Value of Midstream ($ / Unit)$ 53.19 Implied Total Value of Midstream ($mm)9,947 Discounted Cash Flows$ 0.89$ 2.03$ 2.40$ 2.64$ 45.23 Terminal Value$ 59.74

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Present Value of Future Unit Price - Midstream ($ in per unit amounts) Midstream 2H 2018E 2019E 2020E 2021E 2022E Cash Flows to Equity Distribution Per Unit Discount Period for Distribution Received¹ Illustrative Cost of Equity Discount Factor $ 0.91 0.25 9.0% 0.98 $ 2.21 1.00 $ 2.85 2.00 $ 3.42 3.00 $ 4.10 4.00 0.92 0.84 0.77 0.71 Present Value of Future Unit Price at Year End NTM Distribution Per Unit at Year End Illustrative NTM Yield Implied Year End Unit Price Discount Period for Unit Price¹ Discount Factor $ 2.85 7.5% $38.00 1.5 0.88 $ 3.42 $ 4.10 $45.60 2.5 0.81 $54.67 3.5 0.74 (+) PV of Cumulative Distributions Received 2.92 5.32 7.96 Implied Value at Various Yields 2019E 2020E 2021E 7.0% 7.5 8.0 Source: Arkose Management, Bloomberg market data as of 04-Jun-2018 1 Distributions discounted according to the mid-period convention; all values discounted to 30-Jun-2018. 36 Valuation Materials $ 38.70$ 44.70$ 51.28 36.3142.0848.39 34.2239.7845.86 NTM Yield PV of Unit Price and Distributions$36.31$42.08$48.39 PV of Future Unit Price$33.39$36.76$40.43 Present Value of Distributions Received$0.89$2.03$2.40$2.64$2.90 Midstream Yield range based on peer median and Midstream 2019E DPU yield

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary of Financial Analyses GP Valuations Intrinsic Value Dividend Discount Analysis Based on 1.5% - 3.0% PGR and 8.0% - 10.0% Cost of Equity $ 23.1 $ 38.91 30 Trading Day VWAP: $ 17.94 Current Price: $ 19.51 Present Value of Future Share Price Assumes Range of 6.0% - 7.0 % NTM Yield based on 2019E - 2020E Public Information $ 17.92 $ 30.96 $ 20.00 00 Analyst Price Target Range 52-Week Stock Price Range Low date of 04-Apr-2018 & high date of 06-Jun-2017 $ 14.85 Source: Arkose Projections, company filings, and Bloomberg market data as of 04-Jun-2018 37 Valuation Materials 5 $ 28. $ 22.57

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Public Company Trading

INVESTMENT BANKING DIVISION

GP Comparable Companies

($ in millions, except per share / unit values)

Company	Closing Price @ 4-Jun-18	% of 52 Week High	Adj. Equity Market Cap[1]	Price / DCF 2018	Price / DCF 2019	Price / DCF 2020	18E-20E DCF CAGR	DPU Yield 2018E	DPU Yield 2019E	DPU Yield 2020E	18E-20E DPU CAGR
Arkose GP[2] (Management)	$ 19.51	86 %	$ 3,633	36.3 x	22.0 x	14.6 x	3.0 %	2.8 %	4.5 %	6.9 %	58 %
Arkose GP[2] (IBES)	$ 19.51	86	3,633	36.1	22.1	14.6	3.0	2.8	4.5	6.9	58
GP Peers											
EnLink Midstream	$ 18.25	91 %	$ 3,304	14.1 x	13.3 x	12.0 x	8.5 %	5.9 %	6.2 %	6.6 %	5 %
EQT GP Holdings[3]	25.15	79	7,607	21.8	17.6	14.4	23.1	4.8	6.6	7.6	26
Energy Transfer Equity	16.92	87	18,259	11.7	11.0	9.8	9.0	7.6	8.3	9.2	11
Western Gas Equity	38.12	87	8,346	16.2	14.7	12.8	12.3	6.2	6.8	7.7	11
High		91 %	$ 18,259	21.8 x	17.6 x	14.4 x	23 %	7.6 %	8.3 %	9.2 %	26 %
Mean		86	9,379	15.9	14.2	12.3	13	6.1	7.0	7.8	13
Median		87	7,976	15.2	14.0	12.4	11	6.1	6.7	7.6	11
Low		79	3,304	11.7	11.0	9.8	9	4.8	6.2	6.6	5
High Growth MLPs											
EQT Midstream	$ 57.87	73 %	$ 13,315	10.7 x	9.1 x	8.6 x	11.6 %	7.8 %	9.0 %	10.4 %	15 %
Hess Midstream	20.83	88	1,170	12.8	11.2	9.7	15	6.8	7.8	8.9	15
Noble Midstream	54.25	94	2,660	13.9	12.3	10.7	14	4.0	4.8	5.8	20
Shell Midstream	22.80	73	7,254	18.0	14.9	13.6	15	6.5	7.5	8.2	12
High		94 %	$ 13,315	18.0 x	14.9 x	13.6 x	15 %	7.8 %	9.0 %	10.4 %	20 %
Mean		82	6,100	13.8	11.9	10.7	14	6.3	7.3	8.3	16
Median		81	4,957	13.3	11.8	10.2	14	6.7	7.6	8.6	15
Low		73	1,170	10.7	9.1	8.6	12	4.0	4.8	5.8	12
High		94 %	$ 18,259	21.8 x	17.6 x	14.4 x	23 %	7.8 %	9.0 %	10.4 %	26 %
Mean		84	7,882	15.0	13.0	11.5	13	6.2	7.1	8.0	14
Median		84	6,853	14.0	12.6	11.3	13	6.2	7.1	8.0	14
Low		73	1,170	10.7	9.1	8.6	9	4.0	4.8	5.8	5

Sources: IBES, latest publicly available financial statements, and Bloomberg market data as of 04-Jun-2018. Projected EBITDA and DPS are based on IBES median estimates. All research estimates have been calendarized to December.

[1] Adjusted Market Cap based on diluted shares/units outstanding. Arkose GP adjusted equity value excludes Series B dilutive effect because EBITDA is calculated after the Series B units receive their portion of the IDR cash flow. [2] Source: Arkose Projections, latest publicly available financial statements, IBES/Wall Street research, and Bloomberg market data as of 04-Jun-2018. [3] EQGP pro forma for announced simplifying transaction on 25-Apr-2018.

Valuation Materials

38

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Arkose GP Discounted Dividends Analysis Status Quo – GP Standalone | ($ in millions, except per share data) Assumptions Illustrative Discounted Cash Flow Implied value as of 6/30/2018 GP Status Quo 2H 2018 2019 2020 2021 2022 Dividends Per Share YoY Growth Perpetuity Growth Rate $ 0.30 $ 0.89 191% $ 1.34 51% $ 1.74 30% $ 2.22 28% 2.00 % Discounted using mid-year convention Perpetuity growth rate of 2.0% Equity Discount Rate 9.0 % Ke of 9.0% Implied Terminal NTM Yield 6.7 % Implied GP Value ($ / Share) Implied GP Value ($mm) Implied Terminal Yield 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 8.0% 8.0% 8.0% 8.5 8.5 8.5 9.0 9.0 9.0 9.5 9.5 9.5 10.0 10.0 10.0 Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018 Valuation Materials 39 6.3% 5.8% 5.3% 4.8% 6.7 6.2 5.8 5.3 7.2 6.7 6.2 5.7 7.6 7.2 6.7 6.2 8.1 7.6 7.2 6.7 GP Cost of Equity $ 5,729 $ 6,150 $ 6,647 $ 7,244 5,298 5,654 6,069 6,559 4,924 5,228 5,579 5,988 4,598 4,860 5,160 5,506 4,310 4,538 4,797 5,093 GP Cost of Equity $ 30.77 $ 33.03 $ 35.70 $ 38.91 28.45 30.36 32.59 35.23 26.45 28.08 29.96 32.16 24.69 26.10 27.71 29.57 23.15 24.37 25.76 27.35 GP Cost of Equity Perpetuity Growth Rate Perpetuity Growth Rate Perpetuity Growth Rate Implied Value of GP ($ / Share)$ 28.08 Implied Value of GP ($mm)5,228 Discounted Cash Flows$ 0.30$ 0.81$ 1.13$ 1.34$ 24.50 Terminal Value$ 32.36

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Present Value of Future Share Price - GP ($ in per share amounts) GP 2H 2018E 2019 2020 2021 2022 Cash Flows to Equity Dividend Per Share Discount Period for Dividend Received¹ Illustrative Cost of Equity Discount Factor $ 0.30 0.25 9.0% 0.98 $ 0.89 1.00 $ 1.34 2.00 $ 1.74 3.00 $ 2.22 4.00 0.92 0.84 0.77 0.71 Present Value of Future Share Price at Year End NTM Dividend Per Share at Year End Illustrative NTM Dividend Yield Implied Year End Share Price Discount Period for Share Price¹ Discount Factor $ 1.34 6.5% $20.60 1.5 0.88 $ 1.74 $ 2.22 $26.78 2.5 0.81 $34.16 3.5 0.74 (+) PV of Cumulative Dividends Received 1.11 2.24 3.58 Implied Value at Various Yields 2019E 2020E 2021E 6.0% 6.5 7.0 Source: Arkose Management, Bloomberg market data as of 04-Jun-2018 1 Distributions discounted according to the mid-period convention; all values discounted to 30-Jun-2018. 40 Valuation Materials $ 20.72$ 25.63$ 30.96 19.2123.8328.85 17.9222.2927.05 NTM Yield PV of Future Share Price and Dividends$19.21$23.83$28.85 PV of Future Share Price$18.10$21.59$25.27 Present Value of Dividend Received$0.30$0.81$1.13$1.34$1.57 GP assumed NTM yield based on 2020E yield at the high end of the sensitivity range

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Arkose GP Discounted Dividends Analysis Pro Forma GP | 1.6 x Exchange Ratio | ($ in millions, except per share data) Assumptions Illustrative Discounted Cash Flow Implied value as of 6/30/2018 Pro Forma 2H 2018 2019 2020 2021 2022 Dividends Per Share YoY Growth Terminal DPS¹ Perpetuity Growth Rate $ 0.57 $ 1.28 124% $ 1.76 37% $ 2.18 24% $ 2.66 22% $ 2.14 2.0 % Discounted using mid-year convention Perpetuity growth rate of 2.0% Equity Discount Rate 9.0 % Ke of 9.0% Implied Terminal NTM Yield 6.7 % P.F. Implied GP Value ($/share) P.F. Implied GP Value ($mm) Pro Forma Implied Terminal Yield 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 8.0% 8.0% 8.0% 8.5 8.5 8.5 9.0 9.0 9.0 9.5 9.5 9.5 10.0 10.0 10.0 Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018 1 2022E PF DPS includes partial tax shield; terminal DPS calculated based on assumed 20% effective cash tax rate per management’s guidance. Valuation Materials 41 6.3% 5.8% 5.3% 4.8% 6.7 6.2 5.8 5.3 7.2 6.7 6.2 5.7 7.6 7.2 6.7 6.2 8.1 7.6 7.2 6.7 GP Cost of Equity $ 15,908 $ 17,007 $ 18,306 $ 19,865 14,771 15,701 16,785 18,066 13,786 14,581 15,497 16,566 12,924 13,610 14,393 15,297 12,164 12,760 13,436 14,209 GP Cost of Equity $ 31.46 $ 33.64 $ 36.21 $ 39.29 29.22 31.05 33.20 35.73 27.27 28.84 30.65 32.77 25.56 26.92 28.47 30.26 24.06 25.24 26.58 28.10 GP Cost of Equity Perpetuity Growth Rate Perpetuity Growth Rate Perpetuity Growth Rate Implied Value of GP ($ / Share)$ 28.84 Implied Value of GP ($mm)14,581 Discounted Cash Flows$ 0.56$ 1.18$ 1.48$ 1.68$ 23.94 Terminal Value$ 31.13

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Arkose GP Discounted Dividends Analysis Pro Forma GP | 1.8 x Exchange Ratio | ($ in millions, except per share data) Assumptions Illustrative Discounted Cash Flow Implied value as of 6/30/2018 Pro Forma 2H 2018 2019 2020 2021 2022 Dividends Per Share YoY Growth Terminal DPS¹ Perpetuity Growth Rate $ 0.53 $ 1.19 124% $ 1.64 37% $ 2.03 24% $ 2.48 22% $ 1.98 2.0 % Discounted using mid-year convention Perpetuity growth rate of 2.0% Equity Discount Rate 9.0 % Ke of 9.0% Implied Terminal NTM Yield 6.7 % P.F. Implied GP Value ($/share) P.F. Implied GP Value ($mm) Pro Forma Implied Terminal Yield 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 8.0% 8.0% 8.0% 8.5 8.5 8.5 9.0 9.0 9.0 9.5 9.5 9.5 10.0 10.0 10.0 Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018 1 2022E PF DPS includes partial tax shield; terminal DPS calculated based on assumed 20% effective cash tax rate per management’s guidance. Valuation Materials 42 6.3%5.8%5.3%4.8% 6.76.25.85.3 7.26.76.25.7 7.67.26.76.2 8.17.67.26.7 GP Cost of Equity $ 15,874 $ 16,970 $ 18,265 $ 19,820 14,74115,66716,74818,026 13,75814,55015,46416,530 12,89913,58214,36315,265 12,14012,73513,40914,180 GP Cost of Equity $ 29.22$ 31.24$ 33.63$ 36.49 27.1428.8430.8333.18 25.3326.7928.4730.43 23.7525.0026.4428.10 22.3523.4424.6926.10 GP Cost of Equity Perpetuity Growth Rate Perpetuity Growth Rate Perpetuity Growth Rate Implied Value of GP ($ / Share)$ 26.79 Implied Value of GP ($mm)14,550 Discounted Cash Flows$ 0.52$ 1.10$ 1.38$ 1.57$ 22.22 Terminal Value$ 28.89

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Present Value of Future Share Price - Pro Forma

1.6 x Exchange Ratio | ($ in per share amounts)

Pro forma yield based on blended 2019 and 2020 Midstream and GP status quo yields

Pro Forma	2H 2018E	2019	2020	2021	2022
Cash Flows to Equity					
Dividend Per Share	$ 0.57	$ 1.28	$ 1.76	$ 2.18	$ 2.66
Discount Period for Dividend Received[1]	0.25	1.00	2.00	3.00	4.00
Illustrative Cost of Equity	9.0 %				
Discount Factor	0.98	0.92	0.84	0.77	0.71
Present Value of Dividend Received	$0.56	$1.18	$1.48	$1.68	$1.89
Present Value of Future Share Price at Year End					
NTM Dividend Per Share at Year End		$ 1.76	$ 2.18	$ 2.66	
Illustrative NTM Dividend Yield		7.0 %			
Implied Year End Share Price		$25.11	$31.14	$38.03	
Discount Period for Share Price[1]		1.5	2.5	3.5	
Discount Factor		0.88	0.81	0.74	
PV of Future Share Price		$22.06	$25.10	$28.13	
(+) PV of Cumulative Dividends Received		1.74	3.22	4.90	
PV of Future Share Price and Dividends		$23.80	$28.32	$33.03	

Pro Forma Implied Value at Various Yields

NTM Yield	2019E	2020E	2021E
6.5 %	$ 25.50	$ 30.25	$ 35.20
7.0	23.80	28.32	33.03
7.5	22.33	26.65	31.16

Status Quo Implied Value at Various Yields

NTM Yield	2019E	2020E	2021E
6.0 %	$ 20.72	$ 25.63	$ 30.96
6.5	19.21	23.83	28.85
7.0	17.92	22.29	27.05

Break Even Yield

2019E	2020E	2021E
8.1 %	7.8 %	7.6 %
8.8 %	8.5 %	8.2 %
9.5 %	9.2 %	8.9 %

Source: Arkose Management, Bloomberg market data as of 04-Jun-2018

[1] *Distributions discounted according to the mid-period convention; all values discounted to 30-Jun-2018.*

Valuation Materials 43

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Present Value of Future Share Price - Pro Forma

INVESTMENT BANKING DIVISION

1.8 x Exchange Ratio | ($ in per share amounts)

Pro forma yield based on blended 2019 and 2020 Midstream and GP status quo yields

Pro Forma	2H 2018E	2019	2020	2021	2022
Cash Flows to Equity					
Dividend Per Share	$ 0.53	$ 1.19	$ 1.64	$ 2.03	$ 2.48
Discount Period for Dividend Received[1]	0.25	1.00	2.00	3.00	4.00
Illustrative Cost of Equity	9.0 %				
Discount Factor	0.98	0.92	0.84	0.77	0.71
Present Value of Dividend Received	$0.52	$1.10	$1.38	$1.57	$1.76
Present Value of Future Share Price at Year End					
NTM Dividend Per Share at Year End		$ 1.64	$ 2.03	$ 2.48	
Illustrative NTM Dividend Yield		7.0 %			
Implied Year End Share Price		$23.37	$28.98	$35.45	
Discount Period for Share Price[1]		1.5	2.5	3.5	
Discount Factor		0.88	0.81	0.74	
PV of Future Share Price		$20.54	$23.36	$26.22	
(+) PV of Cumulative Dividends Received		1.62	3.00	4.56	
PV of Future Share Price and Dividends		$22.16	$26.36	$30.78	

NTM Yield	at Various Yields 2019E	2020E	2021E
6.5 %	$ 23.73	$ 28.16	$ 32.80
7.0	22.16	26.36	30.78
7.5	20.79	24.80	29.03

	at Various Yields 2019E	2020E	2021E
6.0 %	$ 20.72	$ 25.63	$ 30.96
6.5	19.21	23.83	28.85
7.0	17.92	22.29	27.05

Break Even Yield 2019E	2020E	2021E
7.5 %	7.2 %	7.0 %
8.2 %	7.8 %	7.6 %
8.8 %	8.5 %	8.2 %

Source: Arkose Management, Bloomberg market data as of 04-Jun-2018

[1] Distributions discounted according to the mid-period convention; all values discounted to 30-Jun-2018.

Valuation Materials 44

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Tax Analysis Basis Of Presentation

INVESTMENT BANKING DIVISION

P.F. GP Assuming 18.5mm Shares to Series B & 1.80 Exh. Ratio	2018	2019	2020	2021	2022	Terminal
Total Operating Revenues	$ 916	$ 1,182	$ 1,459	$ 1,723	$ 1,982	$ 1,982
- Total Operating Expenses (Including depreciation)	(438)	(508)	(620)	(725)	(799)	(799)
Operating Income	478	674	838	998	1,183	1,183
(+) Book depreciation	159	179	201	214	219	219
(+) Equity in Earnings of Unconsolidated Affiliates	39	72	104	120	146	146
(-) Interest Expense	(77)	(101)	(122)	(130)	(77)	(77)
(-) Depreciation of Goodwill and Current Assets	(858)	(828)	(761)	(718)	(705)	-
(-) Additional Depreciation from Step Up in Basis (Capex in Years 2018+)	(27)	(116)	(233)	(282)	(235)	-
(-) Capex Expense for Tangible Assets	(214)	(164)	(176)	(393)	(352)	-
(-) Interest Expense Add-back	0	0	0	0	0	0
Taxable Income Before NOLs	(501)	(284)	(148)	(190)	179	1,471
(-) NOLs applied from previous years	0	0	0	0	(144)	-
Taxable Income	$(501)	$(284)	$(148)	$(190)	$ 36	$ 1,471
Federal Tax Rate	21%	21%	21%	21%	21%	
State Tax Rate	4%	4%	4%	4%	4%	
Long Term Assumed Effective Cash Tax Rate (Adjusted to Account for Depreciation and Capex)						20%
Cash Taxes	$0	$0	$0	$0	$9	$294
Implied Run Rate Deductions						308
Ending NOL Balance	*$ 501*	*$ 785*	*$ 932*	*$ 1,123*	*$ 979*	

DPS Build	2Q-4Q 2018	2019	2020	2021	2022	Terminal
Total Pre Tax Distributable Cash Flow	$ 319	$ 854	$ 1,036	$ 1,225	$ 1,428	$ 1,428
(-) Cash Taxes	0	0	0	0	(9)	(294)
Distributable Cash Flow	$ 319	$ 854	$ 1,036	$ 1,225	$ 1,419	$ 1,134
(/) Coverage Ratio	1.10 x	1.32 x	1.17 x	1.11 x	1.05 x	1.05 x
Total Distributions	$290	$649	$889	$1,102	$1,348	$1,077
(/) P.F. Shares Outstanding	543	543	543	543	543	543
DPS	$0.53	$1.19	$1.64	$2.03	$2.48	$1.98

Valued separately in perpetuity

Source: Arkose Projections, Arkose Merger Model, and Bloomberg market data as of 04-Jun-2018

Valuation Materials 45

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Arkose Analysis Pro Forma Tax Attributes GP Discounted Dividends | ($ in millions, except per share data) Assumptions Illustrative Discounted Cash Flow Ann. Avg. 2028-2032 Implied value as of 6/30/2018 P.F. GP Assuming 18.5mm Shares to Series B & 1.60 Exh. Ratio 2023 2024 2025 2026 2027 Depreciation of Existing Assets and Transaction Step Up (x) Tax Rate $ 638 25% $ 595 25% $ 551 25% $ 540 25% $ 530 25% $ 505 25 % Discounted using mid-year convention Discount Period Discount Factor 5.0 0.65 6.0 0.60 7.0 0.55 8.0 0.50 9.0 0.46 NA NA Ke of 9.0% PV of Tax Attributes ($ / share) Total P.V. of Tax Attributes 1.5 x 1.6 x 1.7 x 1.8 x 1.9 x 2.0 x 1.5 x 1.6 x 1.7 x 1.8 x 1.9 x 2.0 x 8.0% 8.5 9.0 9.5 10.0 Source: Arkose Projections and Bloomberg market data as of 04-Jun-2018 Valuation Materials 46 $ 649 $ 682 $ 715 $ 748 $ 781 $ 815 624 656 687 719 751 783 600 630 661 691 722 752 577 606 635 664 694 723 555 583 611 639 667 695 $ 1.33 $ 1.35 $ 1.36 $ 1.38 $ 1.39 $ 1.40 1.28 1.30 1.31 1.32 1.34 1.35 1.23 1.25 1.26 1.27 1.28 1.29 1.18 1.20 1.21 1.22 1.23 1.24 1.14 1.15 1.17 1.18 1.19 1.20 GP Cost of Equity Exh. Ratio to Midstream Exh. Ratio to Midstream P.V. Per Pro Forma GP Share $ 1.25 Total P.V. of Terminal Tax Attributes 630 Present Value $105 $90 $76 $69 $62 $46 Cash Tax Savings $ 162 $ 150 $ 140 $ 137 $ 134 $ 128